UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2021

AngioSoma, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	333-170315	27-3480481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

719 Jadwin Avenue

Richland, WA 99352

(Address of principal executive offices)

206-451-1970

(Registrant’s telephone number, including area code)

www.AngioSoma.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SOAN	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2021, the Board of Directors of AngioSoma, Inc. (the “Company”) elected Brooke Greenwald as Chief Marketing Officer of the corporation.

Ms. Greenwald founded Cornerstone Communications, LTD over two decades ago. As an award-winning public relations, marketing and communications professional, Ms. Greenwald has written for hundreds of publications, created content for many of today’s most recognizable companies and their brands, managed full marketing campaigns, created and implemented major public relations and communications campaigns, and worked for some of the largest news organizations in existence today. She has focused her career on healthcare, technology, security, and communications. Greenwald is a former journalist and has worked inside most of the major news networks. Ms. Greenwald holds a master’s degree in Public Relations from the University of Maryland at College Park.

On April 27, 2021, the Board of Directors of the Company elected Steven F. Penderghast as Director of the corporation.

Mr. Penderghast has spent the past three decades focused on clinical and product development, market development and commercialization of medical devices, capital equipment and biologics. His roles have included: clinical and regulatory affairs, product development, market development, sales management, national contracts, and corporate account management. Most recently, Steven served as Corporate Vice President, Health Systems & National Accounts with Becton Dickinson, Inc. He has marketed technologies in the areas of: Vascular and Oncology Drug Delivery, Tumor Ablation, Oncology Therapeutics, Cardiovascular Intervention, Imaging, Urology, General Surgery, and Diagnostics. Mr. Penderghast is a graduate of Pepperdine University, California.

On May 6, 2021, the Board of Directors of the Company elected David Croom as Executive Vice President of the corporation.

Mr. Croom is an executive management leader and entrepreneur and has broad experience with business processes. Leveraging 30+ years of experience in both large and small companies gives Croom a unique perspective with respect to the regulatory, financial, operational, and personnel-related issues faced by public companies. Mr. Croom is an effective networker and speaker who has consistently worked with everyone from Wall Street to Main Street.

On May 6, 2021, the Board of Directors of the Company elected Dr. Leonard Wisneski, MD, FACP as the Medical Advisory Board Chairman.

Dr. Wisneski is Clinical Professor of Medicine at George Washington University, Adjunct Faculty in the Department of Biochemistry and Molecular Biology at Georgetown University and also holds faculty positions in the Medicine and Nursing Departments at The University of Colorado. His medical practice in endocrinology and integrative medicine, spanning three decades, embodies the true meaning of integrative healthcare – an optimal combination of conventional and complementary medicine practiced with a whole-person approach delivered with reverence and humanism. Dr. Wisneski graduated from Thomas Jefferson Medical College and performed his postgraduate training in the field of Internal Medicine and Endocrinology in the George Washington University healthcare system, where he served as Chief Medical Resident in Internal Medicine.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 – Press release dated April 19, 2021

Exhibit 99.2 – Press release dated April 20, 2021

Exhibit 99.3 – Press release dated April 21, 2021

Exhibit 99.4 – Press release dated May 4, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AngioSoma, Inc.

Date: May 6, 2021	By: /s/ James C. Katzaroff
Name: James C. Katzaroff Title: President and CEO